COAST BUSINESS CREDIT

       Fifth Amendment to the Schedule to the Loan and Security Agreement

Borrower:         Comtel Electronics

Address:          14101 Myford Road
                  Tustin, California  92680

Date:             April 29, 1998

THIS FIFTH AMENDMENT TO THE SCHEDULE TO THE LOAN AND SECURITY AGREEMENT is entered into as of the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and Comtel Electronics, Inc. ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). This Amendment shall for all purposes be deemed to be a part of the Schedule to the Loan and Security Agreement ("Schedule"), and the same is an integral part of the Schedule.

AMENDMENTS

1. The following portion of Section 1 of the Schedule is hereby amended to read as follows:

     1. CREDIT LIMIT Loans in a total amount at any time outstanding not to exceed the lesser of a total of THREE MILLION THREE HUNDRED THOUSAND DOLLARS ($3,300,000.00) ("Maximum Dollar Amount") or the sum of (a),
          (b) and (c) below.

2. The following portion of Section 4 of the Schedule is hereby amended to read as follows:

     4.   MATURITY DATE
          (Section 6.1)
                                    November 30, 1999, subject to automatic renewal as provided in Section 6.1 above, and early termination as provided in Section
                                    6.2 above.

3. Section 7, Paragraph 3 of the Schedule is hereby amended to read as follows:

     3. Borrower shall, at all times during the Term of this Loan and Security Agreement, maintain a minimum Tangible Net Worth (as defined in Section 8 above) of One Million Dollars ($1,000,000.00)

4. Section 7, of the Schedule is hereby amended to add an additional sub-paragraph 15 as follows:

     15. Coast shall establish an additional reserve equal to five percent (5%) of the outstanding Eligible Receivables (as defined in Section 8) until such time as Coast, in its sole and absolute discretion, is satisfied with the performance of Borrower's Receivables.

5. Section 7, of the Schedule is hereby amended to add an additional sub-paragraph 16 as follows:

     16. Biometric Technologies, Corp ("Biometric") will subordinate its existing loans to Borrower in the approximate amount of Three Million Eight Hundred Eighty Thousand Dollars ($3,880,000.00) plus the additional Five Hundred Thousand Dollars ($500,000,00) that Biometric expects to loan to Borrower in May 1998, in form and substance acceptable to Coast.

TERMS AND CONDITIONS PRECEDENT

1. Biometric shall ratify and reaffirm its full unlimited guaranty of all of Borrower's obligations, including the increase in the Maximum Dollar Amount pursuant to this amendment.

2. Palomar Medical Technologies, Inc. ("Palomar Medical") and Palomar Electronics Corporation ("Palomar Electronics") shall ratify and reaffirm their respective Continuing Guaranty of amounts up to the first Two Million Five Hundred Thousand Dollars ($2,500,000.00) but shall not be guarantors of the increase in the Maximum Dollar Amount pursuant tot his amendment.

3. Borrower shall pay Coast Modification Fee of Eight Thousand Dollars ($8,000.00).

4. Borrower, Palomar Medical, Palomar Electronics and Biometric's execution and return to Coast of this Fifth Amendment to the Schedule to the Loan and Security Agreement.

5. Borrower, Palomar Medical, Palomar Electronics and Biometric's execution and return of all documents reasonably required by Coast, in form and substance acceptable to Coast, evidencing, supporting and securing the rights, duties and obligations set forth herein.

EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, ALL OF THE TERMS AND CONDITIONS OF THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS AND AGREEMENTS BETWEEN COAST AND BORROWER, AS AMENDED, SHALL CONTINUE IN FULL FORCE AND EFFECT AND THE SAME ARE HEREBY RATIFIED AND AFFIRMED. THE WAIVERS CONTAINED HEREIN DO NOT CONSTITUTE A WAIVER OF ANY OTHER PROVISION OR TERM OF THE LOAN

AGREEMENT NOR ANY RELATED DOCUMENT OR AGREEMENT, NOR AN AGREEMENT TO WAIVE ANY TERM OR CONDITION OF THE LOAN AGREEMENT NOR ANY RELATED DOCUMENT OR AGREEMENT IN THE FUTURE.

Borrower:                                   Coast:

COMTEL ELECTRONICS                          COAST BUSINESS CREDIT, a division of
                                            Southern Pacific Bank

By:                                         By:
     ---------------------                        ----------------------------
     Lyle Jensen, Chairman                        Karen Sperry, Vice President

Biometric Technologies, Corp. Hereby acknowledges this Fifth Amendment to the Schedule and hereby ratifies and affirms its Continuing Guaranty dated as of December 31, 997 of all amounts and obligations of Borrower.

Biometric Technologies Corp.


By:
     -----------------------
Name:
Title:

Palomar Medical Technologies, Inc. and Palomar Electronics Corporation hereby acknowledge this Fifth Amendment to the Schedule and hereby ratify and affirm their Continuing Guaranty dated as of December 5, 1996, as amended, and their respective Security Agreement - Stock Pledge dated as of December 31, 1997 of all obligations and up to the first Two Million Five Hundred Thousand Dollars ($2,500,000.00) of Borrower.

Palomar Medical Technologies, Inc.          Palomar Electronics Corporation

By:      /s/ Louis P. Valente               By:      /s/ Louis P. Valente
     -----------------------------                -------------------------
Name:        Louis P. Valente                 Name:      Louis P. Valente
Title:       Chairman and CEO                 Title      Director